SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant    [X]

Filed by a Party other than the Registrant    [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))

[X]	Definitive Proxy Statement

[_]	Definitive Additional Materials

[_]	Soliciting Material Pursuant to 240.14a-12

PPT Vision, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	No fee required

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[_]	Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PPT VISION, INC.

12988 VALLEY VIEW ROAD

EDEN PRAIRIE, MN 55344

(952) 996-9500

__________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 8, 2007

__________________

To the Shareholders of PPT Vision, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of PPT Vision, Inc. will be held on Thursday, March 8, 2007, at 3:00 p.m., Central Time, at the offices of PPT Vision, Inc. at 12988 Valley View Road, Eden Prairie, MN, for the following purposes:

1.	To elect three directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

2.	To approve the PPT Vision, Inc. 2007 Stock Incentive Plan;

3.	To consider and vote upon a proposal to increase the authorized common stock of the Company from 5,000,000 to 10,000,000 shares; and

4.	To transact other business that may properly come before the meeting or any adjournment.

Accompanying this Notice of Annual Meeting is a Proxy Statement, Form of Proxy and the Company’s Annual Report to Shareholders for the fiscal year ended October 31, 2006.

The Board of Directors has fixed the close of business on January 19, 2007 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

/s/ Joseph C. Christenson

Joseph C. Christenson Secretary

Eden Prairie, Minnesota

Dated: February 1, 2007

PLEASE REMEMBER TO SIGN AND RETURN YOUR PROXY.

PPT VISION, INC.

12988 VALLEY VIEW ROAD

EDEN PRAIRIE, MN 55344

(952) 996-9500

__________________

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 8, 2007

__________________

GENERAL MATTERS

This Proxy Statement is furnished to the shareholders of PPT Vision, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on March 8, 2007 or any adjournment or postponement thereof. The Company’s principal offices are located at 12988 Valley View Road, Eden Prairie, Minnesota 55344, and its telephone number is (952) 996-9500. The mailing of this Proxy Statement to shareholders of the Company commenced on or about February 1, 2007.

Voting

The Company has outstanding only one class of voting stock, $.10 par value common stock, of which 4,545,773 shares were issued and outstanding and entitled to vote at the close of business of January 19, 2007. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on January 19, 2007 will be entitled to vote at the meeting.

Quorum and Vote Requirements

Under Minnesota law, a quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present.

Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting of Shareholders. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If you abstain from voting on any of the proposals, it has the same effect as a vote against that proposal.

Each item of business will be approved and each director nominee will be elected if approved by the affirmative vote the holders of a greater of: a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business or a majority of the voting power of the minimum number of shares that would constitute a quorum.

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director. You may vote “FOR,” “AGAINST” or “ABSTAIN” on any other proposal.

Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone) in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Revoking A Proxy

Any proxy may be revoked at any time before it is voted by written notice to the Secretary of the Company, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by this proxy will be voted as indicated on the proxy.

Solicitation

The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company’s common stock registered in the names of nominees and will reimburse these banks and brokers for their reasonable out-of-pocket expenses.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information as of January 19, 2007 concerning the beneficial ownership of the common stock of the Company by (i) the only shareholders known by the Company to own more than five percent of the common stock of the Company, (ii) each director of the Company, (iii) each Executive Officer of the Company and (iv) all executive officers and directors of the Company as a group. Shares acquirable within 60 days include stock options to purchase shares of common stock of the Company.

Name and Address of Beneficial Owner	Shares of Common Stock(1)	Shares Acquirable Within 60 days	Total	Percentage
Fred Brenner 57 Pasture Lane Bryn Mawr, PA 19010	283,974	0	283,974	6.2%

P.R. Peterson (2) ESI Investment Co. 6111 Blue Circle Drive Minnetonka, MN 55343	2,744,456	15,250	2,759,706	60.5%

Joseph C. Christenson	14,552	66,500	81,052	1.8%
Robert W. Heller	2,500	20,500	23,000	*
David L. Friske	10,237	24,000	34,237	*
All executive officers and directors as a group (4 persons)	2,771,745	126,250	2,897,995	62.0%

* Indicates ownership of less than one percent.

(1)

Except as noted, all shares beneficially owned by each person as of the record date were owned of record, and each person had sole voting power and sole investment power for all such shares beneficially held.

(2)

ESI Investment Co. is the record owner of 551,759 shares of common stock. Mr. Peterson is a controlling shareholder of the parent company of ESI. Mr. Peterson also owns 48,772 shares of common stock individually, controls 2,124,600 shares as trustee of the P.R. Peterson Co. Keogh Plan and controls 19,325 shares that are owned by Peterson Brothers Securities Company.

ELECTION OF DIRECTORS

(Proposal #1)

Three directors are to be elected at this Annual Meeting. The Board of Directors has nominated for election the three persons named below. If elected, all directors will serve until the next Annual Meeting of Shareholders, or until their successors have been elected and qualified.

All of the nominees for election as directors are presently directors of the Company. The nominees listed below have consented to serve, if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. It is the intention of the individuals named as proxies to vote “FOR” each nominee (unless otherwise directed). If any nominee should be unable to serve as a director, it is the intention of the individuals named as proxies to vote for the election of such person or persons as the Board may, in its discretion, recommend.

The nominees are listed below with their ages, their present positions with the Company and their present principal occupations or employment. Mr. Christenson has devoted and will devote his full working time to the business of the Company. Messrs. Heller and Peterson have devoted and will devote such time as is necessary to fulfill their duties as directors.

JOSEPH C. CHRISTENSON, 48, has been President of the Company since January 1989 and a director since December 1987. Prior to being elected President of the Company, Mr. Christenson served in a series of positions of increasing responsibility since joining the Company in May 1985. Mr. Christenson has a Masters in Business Administration from the University of Michigan and a Bachelor of Arts degree from St. Olaf College.

ROBERT W. HELLER, 61, has been a director since 2000. He currently serves as President of Heller Capital, Inc., a management consulting and investment company and serves as a director of five other private companies. Mr. Heller held various senior management roles at Advance Circuits, Inc., a manufacturer of printed circuit boards, from 1977 to 1996 beginning as Vice President of Manufacturing and serving as Chief Executive Officer beginning in 1991. Mr. Heller holds a bachelor’s degree in industrial engineering from North Dakota State University and a master’s degree in industrial administration from Purdue University.

P.R. PETERSON, 73, is the Secretary and a director of Electro-Sensors, Inc., a manufacturer of machine control systems. Mr. Peterson is also President of P.R. Peterson Co., Inc., a venture capital firm where he has served for over five years. Mr. Peterson served as a director from the Company’s inception in 1982 to 1985. He was again elected a director of the Company in December 1988 and continues to serve in that capacity.

_________________

The Board Of Directors And Management Recommend A Vote “FOR”

the Nominees Listed Above.

_________________

GOVERNANCE MATTERS

Board and Shareholder Meetings

The Board of Directors met eight times during the fiscal year ended October 31, 2006. Each nominee who served as a director in fiscal year 2006 attended at least 75% of the total number of Board meetings in fiscal 2006. The Company does not have a formal policy requiring non-employee directors to attend the Annual Meeting of Shareholders, and none of its non-employee directors were present at the 2006 Annual Meeting of Shareholders.

Director Compensation

Effective beginning in the second quarter of fiscal 2006, non-employee directors are being paid $1,250 each quarter for services as members of the Board. In addition, the Company has periodically granted stock options to its non-employee directors under the Company’s stock option plans. On February 15, 2006, Messrs. Heller and Peterson were granted options to purchase 3,000 shares of the Company’s common stock, in respect of their services as members of the Board of Directors during fiscal year 2006. These options are seven-year non-qualified stock options and fully vested on October 31, 2006 with an exercise price of $0.55 per share, the fair market value of the Company’s common stock on the grant date. On May 12, 2005, Mr. Heller was granted an option to purchase 10,000 shares of the Company’s common stock and Mr. Peterson was granted an option to purchase 7,500 shares of the Company’s common stock in respect of their services as members of the Board of Directors during fiscal year 2005. These options are seven-year non-qualified stock options and fully vested on October 31, 2006 with an exercise price of $1.70 per share, the fair market value of the Company’s common stock on the date of grant.

Board Independence

The Board undertook a review of director independence in January 2007. As part of that process, the Board reviewed all transactions and relationships between each director (or any member of his or her immediate family) and the Company, the Company’s executive officers and the Company’s auditors, and other matters bearing on the independence of directors. As a result of this review, the Board affirmatively determined that Mr. Heller is “independent” as defined by the Nasdaq Marketplace Rules and the rules of the Securities and Exchange Commission. Although the Company’s common stock is no longer quoted on the Nasdaq System, the Company is using the Nasdaq Marketplace Rules as a standard.

Description of Committees of the Board of Directors

Prior to March 2006, the Company maintained a Compensation Committee, a Nominating Committee, and an Audit Committee. The Board has not maintained separate committees since that date and the functions of those committees have been performed by the full board.

Director Nominations

In the fulfillment of their responsibilities to identify and recommend to the Board individuals qualified to become Board members, the Board Committee will take into account all factors it considers appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which the Company operates, specific skills, general business acumen and the highest personal and professional integrity. Generally, the Board Committee will first consider current Board members since they meet the criteria listed above and possess an in depth knowledge of the Company, its history, strengths, weaknesses, goals and objectives. This level of knowledge has proven very valuable to the Company. The Board Committee will consider other shareholder recommendations for candidates to serve on the Board. These recommendations must be made to the Company by the end of each fiscal year (October 31) so as to provide the Board Committee appropriate time to evaluate the candidates prior to submission to the shareholders for vote at the Annual Meeting.

The Board has determined that the nominees for this 2007 Annual Meeting of Shareholders fully meet the qualifications to serve on the Board and has recommended these candidates to the Board for their approval. All nominees were elected by shareholders at the Company’s 2006 Annual Meeting. The Company has not engaged a third-party search firm to assist it in identifying potential director candidates.

Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct that applies to all directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Code of Ethics and Business Conduct may be found by following the “About Us” link on the Company’s website at www.pptvision.com.

Shareholder Communication with Board

Any shareholder who desires to communicate directly with the Board of Directors of the Company or any member of a committee of the Board or any member of the Board, may address correspondence to such person or persons in care of the Corporate Secretary at the Company’s offices, 12988 Valley View Road, Eden Prairie, Minnesota 55344. All communications delivered in this manner will be promptly forwarded to the specified addressee, without alteration.

EXECUTIVE OFFICERS OF THE COMPANY

The Company has two executive officers: Joseph C. Christenson and David Friske. Biographical and other information about David Friske is provided below. Information about Joseph C. Christenson may be found under the heading “Election of Directors.”

DAVID FRISKE, 62, has been Vice President of Manufacturing of the Company since March 1999. From February 1984 until 1999, Mr. Friske served as Director of Manufacturing and Purchasing. Prior to joining the Company, Mr. Friske was employed by Medtronic, Inc.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Other Compensation

The following table sets forth, for the fiscal years ending October 31, 2006, 2005 and 2004, the cash compensation paid by the Company, as well as certain other compensation paid or earned for those years by Joseph C. Christenson, the Company’s President, Chief Executive Officer and Chief Financial Officer, and David Friske, the only other executive officer whose compensation exceeded $100,000 in fiscal 2006 (the “Named Executive Officers”), for services rendered to the Company in all capacities during the past three fiscal years.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year Ended October 31,	Salary	Bonus	Other Annual Compensation(1)	Options (Number of Shares)
Joseph C. Christenson	2006	$156,000	$—	$5,000	10,000
President, Chief Executive	2005	156,000	—	500	20,000
Officer and Chief Financial Officer	2004	156,000	—	500	—

David Friske	2006	107,000	—	4,000	7,500
Vice President, Manufacturing	2005	107,000	—	500	6,500
	2004	107,000	—	500	—

________________

(1)	Represents contributions to the Company’s Employee Retirement 401(k) Plan.

Stock Options

The following table contains information concerning the grant of stock options to the Named Executive Officers during fiscal year 2006:

Option Grants In Fiscal Year 2006

Individual Grants
	Options	% of Total Options Granted to Employees in	Exercise Price	Market Price on Date	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (1)
Name	Granted	Fiscal Year	Per Share	of Grant	Date	5%	10%

Joseph C. Christenson	10,000	8%	$0.55	$0.55	09/18/2013	$2,239	$5,218
David Friske	7,500	6%	$0.55	$0.55	09/18/2013	$1,679	$3,913

(1)

Potential gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall stock market conditions, among other factors. The amounts reflected in this table may not necessarily be achieved.

Option Exercises and Holdings

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during fiscal year 2006 and the unexercised options held as of October 31, 2006:

Aggregated Option Exercises in Fiscal 2006

and Option Values at October 31, 2006

			Number of Unexercised Options at October 31, 2006		Value of Unexercised In-the-Money Options at October 31, 2006(1)
Name	Acquired on Exercise	Shares Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph C. Christenson	—	—	66,500	—	$0	$0
David Friske	—	—	24,000	—	$0	$0

(1)

Value is calculated based on the difference between the option exercise price and the closing price for the common stock on October 31, 2006, as reported on the OTC Bulletin Board, multiplied by the number of shares underlying the option.

Employment Agreements

The Company has entered into written employment agreements with Messrs. Christenson and Friske dated May 7, 1984 and March 4, 1984, respectively. Under the terms of their respective employment agreements, each of the officers is required to devote his full time and effort to the Company and perform such duties as may be assigned to him by the Board from time to time. Each employment agreement automatically renews annually, but may be terminated by the Company or the officer on 60-days’ notice. The employment agreements also contain provisions relating to non-competition, non-disclosure of confidential information and trade secrets and assignment of inventions. If the employment agreement of either executive officer is terminated upon notice, the Company must pay salary to these executives until the date of termination unless the Company terminates the employment agreement because of a violation of the executive officer of provisions relating to non-competition, non-disclosure of confidential information and trade secrets and assignment of inventions.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 2006, all Section 16(a) filing requirements applicable to its insiders were complied with.

AMENDMENT TO THE ARTICLES OF INCORPORATION CONCERNING

AUTHORIZED CAPITAL STOCK

(Proposal #2)

General

The Company’s Articles of Incorporation currently authorize the issuance of up to 15,000,000 shares of capital stock, consisting of:

(i)

5,000,000 authorized shares of common stock, of which 4,545,773 shares were outstanding as of January 19, 2007, and 446,961 shares of common stock were reserved for issuance under existing stock plans, leaving 7,266 shares of common stock available for issuance for other purposes; and

(ii)

10,000,000 authorized shares of Preferred Stock (none of which are now outstanding), consisting of 150,000 authorized shares of Series A Junior Participating Preferred Stock, and 9,850,000 authorized shares of undesignated Preferred Stock, the terms of which can be designated by the Board of Directors at the time of issuance.

The terms of the Series A Junior Participating Preferred Stock were designated in a revised Certificate of Designation that was adopted by the Board of Directors on June 2, 1999 as part of the Company’s adoption of a Shareholder Right Plan.

The Board of Directors believes it would be beneficial to increase the number of authorized shares of common stock. In order to do so, the Board has adopted and seeks shareholders’ approval for an amendment to the Company’s Articles of Incorporation to amend Section 4.1 to increase the common stock from 5,000,000 to 10,000,000 shares.

If the amendment is approved by the Company’s shareholders, Section 4.1 of the Company’s Articles of Incorporation would be amended to read as follows:

“4.1) Authorized Capital Stock—The authorized capital stock of this corporation is Ten Million (10,000,000) shares of Common Stock with $.10 par value per share and Ten Million (10,000,000) shares of Preferred Stock with no par value per share. In accordance with the Statutes of the State of Minnesota, the Board of Directors may subdivide the Common and Preferred Stock into one or more series and may designate the relative rights and preferences of the different classes and series to the extent the relative rights and preferences of the different classes and series are not otherwise fixed in the Articles, including with respect to the Preferred Stock, the right to create voting, dividend and liquidation preferences greater than those of the Common Stock. All shares are to be held, sold and paid for at such times and in such manner as the Board of Directors may from time to time determine, in accordance with the statutes of Minnesota.”

The additional shares of common stock for which authorization is sought would be a part of the existing class of shares of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding. These additional shares of common stock would not (and the shares of common stock presently outstanding do not) entitle their holders to preemptive rights to subscribe for or purchase additional shares of common stock of the Company or to cumulative voting for the election of directors.

Purposes and Effects of the Amendment

Except for shares reserved for stock options as noted above, the Company has no agreements or understandings concerning the issuance of any additional shares of common stock or Preferred Stock. The Company believes it is necessary for it to raise additional capital and is currently exploring financing alternatives to strengthen its balance sheet and its working capital position. The Board of Directors believes that the increased authorization of shares of capital stock is advisable at this time so that shares will be available for issuance in the future if the need arises in connection with financings, acquisitions, stock splits or dividends, or other corporate purposes. This will enable the Company to take advantage of market conditions, the availability of favorable financing and opportunities for acquisitions without the delay and expense associated with convening a special shareholders’ meeting.

Unless required by law, the Company’s Articles of Incorporation or the rules of any market on which the Company’s shares of common stock are listed or traded, the Board of Directors will be able to provide for the issuance of the additional shares of common stock or preferred stock without further action by the Company’s shareholders, and no further authorization by the shareholders will be sought prior to any issuance.

Although not necessarily designed or intended for such purposes, the effect of the proposed increase in the authorized shares might be to render more difficult or to discourage a merger, tender offer, proxy contest or change in control of the Company or the removal of management, which shareholders might otherwise deem favorable. The authority of the Board of Directors to issue shares of common stock or preferred stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of the Company, because the issuance of additional shares of common stock or preferred stock would dilute the voting power of the shares of common stock then outstanding. Shares of common stock or preferred stock could also be issued to purchasers who would support the Board of Directors in opposing a takeover bid which the Board determines not to be in the best interests of the Company and its shareholders.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the shares of common stock present and entitled to be voted on this matter at the meeting is required to adopt this proposal to amend the Articles of Incorporation.

The Board of Directors Unanimously Recommends a Vote “For”

the Adoption of The Amendment to the Articles Of Incorporation.

APPROVAL OF THE 2007 STOCK INCENTIVE PLAN

(Proposal #3)

Shareholders are asked to approve the Company’s 2007 Stock Incentive Plan (the “2007 Plan”) to provide stock incentive awards in the form of options (incentive and non-qualified), stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, and other awards in stock and cash. The 2007 Plan permits the issuance of up to 300,000 shares of the Company’s common stock. Effective immediately upon approval of the 2007 Plan by the Company’s shareholders, the Company’s 1988 Stock Option Plan, the 1997 Stock Option Plan and the 2000 Stock Option Plan (collectively, the “Prior Plans”) will be amended by the 2007 Plan to eliminate the Company’s authority to grant any new awards or options under the Prior Plans, including awards or options that become available for issuance as a result of cancellation or forfeiture of previously granted awards or options. A copy of the 2007 Plan is attached as Exhibit A.

Information Regarding Equity Compensation Plans

The following table sets forth information regarding our equity compensation plans in effect as of October 31, 2006. Each of our equity compensation plans is an “employee benefit plan” as defined by Rule 405 of Regulation C of the Securities Act of 1933.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders:
Stock Option Plans	406,453	$3.04	432,216
Employee Stock Purchase Plan	12,928	—	77,974

Equity compensation plans not approved by stockholders	—	—	—

Total	419,381	$3.04	510,190

The Company has four equity compensation plans, all of which have been approved by its shareholders: 1988 Stock Option Plan, 1997 Stock Option Plan, 2000 Stock Option Plan and 2005 Employee Stock Purchase Plan.

Purpose of the 2007 Plan

The purpose of the 2007 Plan is to attract and retain talented and experienced people, closely link employee compensation with performance realized by shareholders, and reward long-term results with long-term compensation. If approved, the 2007 Plan will permit the Company, under the supervision of the Board to grant stock incentive awards to current and new employees holding key management and technical positions, directors on the Company’s Board, and key external service providers of the Company and its subsidiaries.

The 2007 Plan:

•	does not permit option re-pricing or re-granting of shares that are turned back to pay the exercise price or to satisfy the holder’s tax obligations;

•

permits the Company, as a condition to new awards, to cancel and recover amounts received by employees as compensation or under stock incentive awards in the event financial mismanagement is discovered, or the employee violates Company policies or agreements, such as a non-compete or non-disclosure agreement.

Key Terms of the 2007 Plan

The following is a brief summary of the key terms of the 2007 Plan, which is described in more detail below.

Key Plan Features	Description

Plan Term	March 8, 2007 to March 7, 2014
Eligible Participants	•	employees in key management and technical positions of the Company and any subsidiary as determined by the Board
	•	non-employee members of the Board of Directors
	•	key service providers of the Company or any subsidiary
Total Shares Authorized	•	300,000 shares of common stock for all types of stock incentive awards
Individual Share Limits	•	up to 300,000 shares for all incentive stock options
	•	up to 100,000 shares for all stock incentive awards to non-employee Directors
	•	up to 100,000 shares per person per year under all stock incentives
	•	up to an additional 50,000 shares for stock incentives to a newly hired key employee

Key Plan Features	Description

Type of Stock Incentive	•	incentive and non-qualified stock options with an exercise period no longer than seven years
Awards	•	restricted stock and restricted stock units
	•	stock appreciation rights
	•	performance stock and performance units
	•	other awards in stock or cash
•

restricted stock awards on the annual election or re-election of non-employee Directors, which stock will vest in equal installments over the three years following grant unless otherwise provided by the Board

Vesting and exercise	•	determined by Board or Committee based on service (time vesting) or upon achievement of performance targets (performance vesting) or both
	•	all non-performance awards vest upon a change in control
	•	objective performance criteria in the 2007 Plan, if approved by shareholders, will permit deductibility of executive officer awards as performance based compensation under Code Section 162(m)
Permissible features	•	forfeiture and recoupment of prior award values for financial mismanagement or other breaches of responsibilities to the Company
	•	possession of restricted stock and restricted stock units by the Company until restrictions lapse
	•	dividend and dividend equivalents on awards may be paid currently or deferred
	•	options may be exercised with previously acquired shares
Features not permitted with-	•	increase the number of shares reserved or any of the limits stated in the 2007 Plan
out Shareholder approval	•	extend the term of the 2007 Plan
	•	re-price stock options or stock appreciation rights
	•	re-grant shares tendered for stock option exercise or payment of taxes

Who is Eligible for Stock Incentive Awards

Employees who hold key management and technical positions with the Company or any subsidiary, non-employee members of the Board of Directors and key service providers to the Company and its subsidiaries are eligible to receive awards under the 2007 Plan. The Board will determine which employees and other eligible persons will be awarded stock incentives under the 2007 Plan. The 2007 Plan also provides for an annual grant of restricted stock to each non-employee Board member upon election or re-election and will be determined by the Board in its sole discretion prior to such annual meeting of shareholders, but also permits stock incentives be made to non-employee Board members by the Board in its discretion in addition to the annual grant of restricted stock. Currently, the Company has two non-employee Board members and approximately 15 key management and technical employees.

The Board intends to utilize a mix of stock options, stock appreciation rights, restricted stock and performance stock.

Types of Stock Incentives to be Awarded

Subject to the limits under the 2007 Plan, the Board has the discretionary authority to determine the size of the award, the type of award, and if it will be tied to meeting performance-based requirements or will vest over time. For executive officers, the performance-based requirements for vesting in an award may be designed to comply with Section 162(m) of the Internal Revenue Code to permit the Company to deduct the value of the award for income tax purposes. For directors who are not employees, the 2007 Plan provides for a grant of a discretionary number of shares of restricted stock on each director’s election and re-election at the annual shareowners meeting, which, unless the Board provides otherwise, will vest in three equal installments if the recipient remains a director on each of the next three annual shareowner meetings where directors are elected. The Board will determine the number of restricted shares to be granted to directors under the 2007 Plan each year thereafter. In addition, the Board may from time to time grant additional awards to some or all of the Board of Directors as it deems appropriate.

The types of awards that may be made under the 2007 Plan are similar to those under the Prior Plans and are as follows:

•

Incentive stock options and non-qualified stock options:    the right to purchase shares where value is based on the appreciation in the underlying shares in excess of an exercise price, which right may be exercised by the holder during the term of the option, unless earlier terminated upon certain events, such as for cause. The exercise price may be paid in cash or in previously owned shares or by other means permitted by the Board.

•

Stock appreciation rights:   a contractual right to the increase in the value of the underlying shares subject to the award that does not require payment based on the fair market value at time of grant, but which pays the appreciation in stock value when elected by the holder in the form of whole shares or cash, or a combination of both.

•

Restricted stock and restricted stock units:   awards of stock that do not require purchase, but which are not immediately available to the recipient until certain restrictions lapse, either based on time or upon achievement of performance related criteria. Restricted units may vest earlier than the date the shares are actually paid in exchange for the units, which may result in a deferral of income. The holder of restricted stock is entitled to vote those shares. The Board may determine whether, with respect to restricted stock, to pay dividends on those shares to the holder or to defer dividends. Restricted stock units are not outstanding until paid in stock and therefore do not have voting or dividend rights.

•	Performance shares and performance units: awards of restricted or unrestricted stock that are issued to the recipient only upon satisfaction of performance based criteria.

•

Other awards:   additional opportunities to reward participants through payment of cash or stock as a bonus, or as deferred compensation, or for other purposes for which stock will provide a meaningful incentive.

Adjustments to Stock Incentives for Corporate Transactions

In the event of a stock dividend, recapitalization, stock split, reorganization, merger, spin-off, repurchase or exchange of the Company’s common stock or similar event effecting the Company’s stock, the Board may in its discretion adjust the number and kind of shares granted under the 2007 Plan, including the number and exercise price of shares subject to outstanding options or stock appreciation rights, and to adjust restricted stock, restricted stock units, performance stock and performance share units and other awards.

Exercise Price for Stock Options

The exercise price of stock options granted under the 2007 Plan that are intended to qualify for favorable tax treatment as incentive stock options under Code Section 422 may not be less than the fair market value of the Company’s common stock on the date of grant. No option may have a term longer than seven years. Options that do not qualify as incentive stock options may be granted at an exercise price less than fair market value on the date of grant. No option may be repurchased or exchanged for a lower priced option.

Effect on Termination of Employment on Stock Incentives

Subject to certain exceptions requiring earlier termination, stock options will expire and cannot be exercised 180 days after the termination of a participant’s employment, including upon death, disability or retirement. Prior to that time, only options that have become exercisable under their terms, based on either service based or performance based vesting, may be exercised. The Board may at any time after an award vest part or all of the unvested options as it deems appropriate.

Restricted stock and restricted stock units will be forfeited if not vested when the participant terminates employment, including upon death, disability or retirement. The Board may also accelerate vesting at any time after the restricted stock incentive is awarded.

For options and restricted stock, restricted stock units, performance stock and performance units, the Board may elect not to accelerate options that would otherwise vest only upon achievement of performance criteria if those targets have not been achieved, or the performance period has not expired.

Effect of a Change in Control on Stock Incentives

Stock options become fully exercisable and restricted stock and restricted stock units automatically become fully vested upon the occurrence of a change in control as defined in the 2007 Plan, except that awards based on performance criteria where the performance period has not yet closed at the time of a change in control will not automatically accelerate. The Board may require options or stock appreciation rights be exercised prior to the change in control, may pay cash or other securities to cancel awards in connection with the change in control, or may provide for the successor to substitute its stock for outstanding awards.

Transferability of Stock Incentives

Stock options, restricted stock, restricted stock units, performance stock, and performance units, as well as other awards under the 2007 Plan that are vested at the time of the death of the participant, are transferable only by the participant’s last will and testament or applicable state laws on decent and distribution. Restricted stock, restricted stock units, performance stock and performance units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the applicable restrictions lapse or the performance targets have been achieved.

Administration

The Board, or the Compensation Committee if one is in operation, will administer the 2007 Plan. The Board will select employees who receive awards, determine the number of shares covered by each award, and establish the other terms and conditions consistent with the limitations contained in the 2007 Plan. The Board may also interpret the 2007 Plan, may establish and amend terms of existing stock incentive awards, except that if the participant is adversely affected by the amendment, the participant must also consent.

To the extent required by law or desired for tax purposes, awards to executive officers will be made only by persons who qualify as outside directors under securities and tax laws. The Board may delegate to an executive officer all or part of its responsibilities to make awards, other than the authority to make awards to other executive officers.

Amendments to the 2007 Plan

The Board may amend or suspend the 2007 Plan at any time except that any amendment in one or more of the following categories will not be permitted without the approval of the shareowners to:

•	increase the number of shares that may be used under the 2007 Plan, or change any other limit on various types of awards;

•	permit the re-pricing of outstanding stock options; or

•	amend the maximum shares that may be granted as awards to any participant.

Tax Consequences of Stock Incentives to Participants and the Company

Options.   Stock options granted under the 2007 Plan may either be granted as incentive stock options, which are governed by Internal Revenue Code Section 422, or as non-qualified stock options, which are governed by Internal Revenue Code Section 83. Generally, no federal income tax is payable by the participant upon the grant of an incentive stock option and no deduction is taken by the Company. If certain holding periods are met, the exercise of an incentive stock option does not result in taxation to the participant; rather, the participant is taxed only at the time of sale. If the shares have been held for at least one year after the date of exercise and at least two years from the date of grant of the option, the participant will be taxed on any appreciation in excess of the exercise price as long-term capital gains. In that event, the Company is not entitled to a deduction for the amount of the capital gains.

Under current tax laws, if a participant exercises a non-qualified stock option, the participant will be taxed on the difference between the fair market value of the stock on the exercise date and the exercise price and, thereafter, the participant would receive capital gains on any appreciation in stock value after the exercise date, depending upon the length of time the participant held the stock after exercise. When the option is exercised, the Company will be entitled to corresponding tax deduction.

Restricted and Performance Stock and Units.   Awards of restricted stock and restricted stock units, performance stock and performance units under the 2007 Plan generally are not subject to federal income tax when awarded, unless the participant properly elects to accelerate the tax recognition. Restricted stock is generally subject to ordinary income tax at the time the restrictions lapse and performance stock is taxed at the time the performance targets are met. Restricted stock units and performance units are generally subject to ordinary tax at the time of payment, even if vested earlier. The Company is entitled to a corresponding deduction at the time the participant recognizes taxable income on the restricted or performance stock or units.

Required Vote and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote on this matter at the meeting is required for the adoption and approval of the 2007 Plan.

The Board of Directors Recommends that Shareowners Vote “For”

the Proposal to Adopt and Approve the 2007 Plan.

_______________________

Certain Relationships and Related Transactions

The Company closed on a $400,000 private placement of common stock on February 17, 2006. The placement was made to the Company’s current largest shareholder, Mr. Peter R. Peterson. In the February private placement, the Company issued 800,000 shares of common stock at a price of $0.50 per share. In addition, the Company closed on a $290,000 private placement of common stock on September 7, 2006. The private placement was funded by Mr. Peter R. Peterson. In the September 2006 private placement, the Company issued 725,000 shares of common stock at a price of $0.40 per share. These two private placements were conducted by the Company to strengthen its balance sheet and provide for future working capital requirements.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Virchow, Krause & Company, LLP has served as the Company’s independent auditors for the fiscal years ended October 31, 2006, 2005 and 2004. The Company’s Audit Committee has not yet selected an independent auditor for the fiscal year ending October 31, 2007, but intends to review this matter as part of its review process.

Representatives of Virchow, Krause & Company, LLP will be in attendance at the 2007 Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so. In addition, representatives will be available to respond to appropriate questions.

Fees of Independent Registered Public Accountants

The following is an explanation of the fees billed to the Company by Virchow, Krause & Company, LLP for professional services rendered during the fiscal years ended October 31, 2006 and October 31, 2005, which totaled $47,500 and $46,610, respectively.

Audit Fees

The aggregate fees billed to the Company for professional services related to the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-QSB, or other services normally provided by Virchow, Krause & Company, LLP in connection with statutory and regulatory filings or engagements for the fiscal years ended October 31, 2006 and October 31, 2005 totaled $47,500 and $45,410, respectively.

Audit-Related Fees

The aggregate fees billed to the Company for professional services for assurance and related services by Virchow, Krause & Company, LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees,” including review of Form S-8 registration statements for the fiscal years ended October 31, 2006 and October 31, 2005 totaled $0 and $1,200, respectively.

Tax Fees

There were no fees billed to the Company by Virchow, Krause & Company, LLP for professional services related to tax compliance, tax advice, or tax planning for the fiscal years ended October 31, 2006 or October 31, 2005.

All Other Fees

There were no other fees billed to the Company by Virchow, Krause & Company, LLP for the fiscal years ended October 31, 2006 and October 31, 2005.

Pre-Approval Procedures

The Board of Directors pre-approves all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors. The Board may not delegate its pre-approval authority for any services rendered by the Company’s independent auditors relating to internal controls. The Board does not delegate pre-approval responsibilities to Company management. All of the services described above for fiscal year 2006 were pre-approved by the Audit Committee before Virchow, Krause & Company, LLP was engaged to render the services.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Rule 14a-8 of the SEC permits shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules.

The PPT Vision, Inc. 2008 Annual Meeting of Shareholders is expected to be held on or about March 15, 2008. Proxy materials for that meeting are expected to be mailed on or about February 1, 2008. Under SEC Rule 14a-8, shareholder proposals to be included in the PPT Vision, Inc. proxy statement for that meeting must be received by PPT Vision, Inc. on or before October 13, 2007. Additionally, if PPT Vision, Inc. receives notice of a shareholder proposal after December 31, 2007, the proposal will be considered untimely pursuant to SEC Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of PPT Vision, Inc. for its 2008 Annual Meeting of Shareholders may exercise discretionary voting power with respect to the proposal.

ANNUAL REPORT

An Annual Report on Form 10-KSB of the Company setting forth the Company’s activities and containing financial statements of the Company for the fiscal year ended October 31, 2006 accompanies this Notice of Annual Meeting and Proxy Statement.

Shareholders may receive without charge a copy of the Company’s Annual Report on Form 10-KSB, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: PPT Vision, Inc., 12988 Valley View Road, Eden Prairie, MN 55344, Attention: Joseph C. Christenson, or by calling the Company at (952) 996-9500.

OTHER BUSINESS

The management of the Company does not know of any other business to be presented at the Annual Meeting of Shareholders. However, the enclosed proxy gives discretionary voting authority to the persons named therein in the event that any additional matter properly comes before the meeting.

Exhibit A

PPT VISION, INC

2007 STOCK INCENTIVE PLAN

Plan Term: March 8, 2007 through March 7, 2014

Adopted by the Board of Directors on January 19, 2007

To be submitted for approval by the Shareholders of the Company on March 8, 2007

Exhibit A

TABLE OF CONTENTS

PAGE
Section 1	Purpose	- 1 -
Section 2	Definitions	- 1 -
Section 3	Shares Subject To Stock Incentives	- 4 -
Section 4	Effective Date	- 5 -
Section 5	Administration	- 5 -
5.1	General Administration	- 5 -
5.2	Authority Of The Committee	- 5 -
5.3	Delegation Of Authority	- 6 -
5.4	Decisions Binding	- 6 -
Section 6	Eligibility	- 6 -
Section 7	Terms Of Stock Incentives	- 6 -
7.1	Terms And Conditions Of All Stock Incentives.	- 6 -
7.2	Terms And Conditions Of Options.	- 8 -
7.3	Terms And Conditions Of Restricted Stock Awards.	- 11 -
7.4	Terms And Conditions Of Restricted Stock Units.	- 12 -
7.5	Terms And Conditions Of Stock Appreciation Rights.	- 13 -
7.6	Terms And Conditions Of Performance Stock And Performance Units.	- 14 -
7.7	Other Awards.	- 15 -
7.8	Independent Director Grants	- 15 -
Section 8	Securities Regulation	- 16 -
8.1	Legality Of Issuance	- 16 -
8.2	Restrictions On Transfer; Representations; Legends	- 16 -
8.3	Registration Of Shares	- 16 -
Section 9	Life Of Plan	- 16 -
Section 10	Adjustment	- 17 -
Section 11	Change Of Control Of The Company	- 17 -
11.1	Change In Control	- 17 -
11.2	Vesting Upon A Change In Control	- 18 -
11.3	Disposition Of Stock Incentives	- 19 -
11.4	General Rule For Other Stock Incentives	- 20 -
Section 12	Amendment Or Termination	- 20 -
12.1	Amendment Of Plan	- 20 -
12.2	Termination Of Plan	- 20 -
12.3	Amendment Of Stock Incentives	- 21 -
Section 13	Miscellaneous	- 21 -
13.1	Shareholder Rights	- 21 -
13.2	No Guarantee Of Continued Relationship	- 21 -
13.3	Withholding	- 21 -
13.4	Notification Of Disqualifying Dispositions Of ISO Options	- 22 -
13.5	Transfers & Restructurings	- 22 -
13.6	Leaves Of Absence	- 22 -
13.7	Governing Law/Consent To Jurisdiction	- 23 -

- i -

13.8	Escrow Of Shares	- 23 -
13.9	Impact Of Restatement Of Financial Statements Upon Stock Incentives	- 23 -
13.10	Forfeiture And Recoupment	- 23 -
Section 14	Performance Criteria	- 24 -
14.1	Performance Goal Business Criteria	- 24 -
14.2	Discretion in formulation of performance goals	- 25 -
14.3	Performance Periods	- 25 -
14.4	Modifications To Performance Goal Criteria	- 25 -
Section 15	Non-US Provisions	- 25 -

- ii -

Exhibit A

PPT VISION, INC.

2007 STOCK INCENTIVE PLAN

SECTION 1

PURPOSE

The purpose of the Plan is to enable PPT Vision, Inc. (the “Company”) and its Subsidiaries to attract and retain employees, directors and service providers of the Company by aligning financial interests of these individuals with the other shareholders of the Company.

The Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units, and Other Awards to aid the Company in obtaining these goals, subject to the approval by the shareholders on March 8, 2007.

SECTION 2

DEFINITIONS

2.1	BOARD means the Board of Directors of the Company.
2.2

CAUSE means, unless otherwise defined in the Stock Incentive Agreement or in a separate agreement with the Participant that governs Stock Incentives granted under this Plan, a felony conviction of a Participant or a material violation of any Company policy, including, without limitation, any policy contained in the Company’s Code of Conduct Manual, or due to embezzlement from or theft of property belonging to the Company, regardless of when facts resulting in a finding of Cause are discovered by the Company.

2.3	CODE means the Internal Revenue Code of 1986, as amended from time to time, or any successor statue.
2.4

COMMITTEE means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan. If no Committee is established, then the functions of the Committee will be performed by the full board.

2.5	COMPANY means PPT Vision, Inc., a corporation organized under the laws of the State of Minnesota (or any successor corporation).
2.6

DISABILITY means a physical or mental condition resulting from a bodily injury or disease or mental disorder rendering a person incapable of continuing to perform the essential employment duties of the person at the Company as these duties existed immediately prior to the bodily injury, disease or mental disorder.

2.7	EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.
2.8	EXERCISE PRICE means the price that will be paid to purchase one Share upon the exercise of an Option granted under this Plan.
2.9	FAIR MARKET VALUE of one Share of Common Stock on any given date will be determined by the Committee as follows:

(a)

if the Common Stock is listed for trading on one of more national securities exchanges, or is traded on the Nasdaq Stock Market, the last reported sales price on the principal exchange or the Nasdaq Stock Market on the date in question, or if the Common Stock did not trade on the principal exchange or on the Nasdaq Stock Market on the date, the last reported sales price on the principal exchange or the Nasdaq Stock Market on the first day prior thereto on which the Common Stock was traded; or

(b)

if the Common Stock is not listed for trading on a national securities exchange or the Nasdaq Stock Market, but is traded in the over-the-counter market the OTC Bulletin Board, the closing bid price for the Common Stock on the date in question, or if there is no bid price for the Common Stock on the date, the closing bid price on the first day prior thereto on which the price existed; or

(c)

if neither (a) or (b) is applicable, with respect to any Option intended to qualify as an ISO, by any fair and reasonable determination made in good faith by the Committee, and, with respect to any other Stock Incentive that is intended to be exempt from the requirements of Code Section 409A, a value determined by the reasonable application of a reasonable valuation method as defined in regulations promulgated under Code Section 409A, Inclusion in Gross Income of Deferred Corporation under Nonqualified Deferred Compensation Plan which determination will be final and binding on all parties.

2.10

INSIDER means an individual who is, on the relevant date, an officer, member of the Board or ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.11	ISO means an Option granted under this Plan to purchase Shares that is intended by the Company to satisfy the requirements of Code Section 422, Incentive Stock Options, as an incentive stock option.
2.12	KEY EMPLOYEE means any employee of the Company or any Subsidiary holding a key management or technical position as determined by the Committee.
2.13	KEY PERSON means a person, other than a Key Employee, who is
(a)	a member of the Board; or
(b)	a service provider providing bona fide services to the Company or any Subsidiary who is eligible to receive Shares that are registered on SEC Form S-8.
2.14	NQSO means an option granted under this Plan to purchase Shares that is not intended by the Company to satisfy the requirements of Code Section 422.
2.15	OPTION means an ISO or a NQSO.
2.16	OUTSIDE DIRECTOR means a member of the Board who is not an employee and who qualifies as

(a)	a “non-employee director” under Rule 16b-3(b)(3) under the Exchange Act, as amended from time to time, and
(b)	an “outside director” under Code Section 162(m) and the regulations promulgated thereunder.
2.17	PARTICIPANT means a Key Person or Key Employee who is designated to receive an award under the Plan by the Committee.
2.18	PERFORMANCE-BASED EXCEPTION means the performance-based exception from the tax deductibility limitations of Code Section 162(m).
2.19	PERFORMANCE PERIOD means the period during which a performance goal must be attained with respect to a Stock Incentive that is performance based, as determined by the Committee.
2.20

PERFORMANCE STOCK means an award of Shares granted to a Participant that is subject to the achievement of performance criteria, either as to the delivery of the Shares or the calculation of the amount deliverable as a result of achieving a level of performance over a specified Performance Period, or any combination thereof.

2.21

PERFORMANCE UNITS means a contractual right granted to a Participant to receive a Share (or cash equivalent) upon achievement of performance criteria or a level of performance over a specified Performance Period that are deliverable either at the end of the Performance Period or at a later time.

2.22	PLAN means the PPT Vision, Inc. 2007 Stock Incentive Plan, as it may be amended from time to time.
2.23	QUALIFYING EVENT means, with respect to a Participant, the Participant’s death, Disability or Retirement.
2.24

RESTRICTED STOCK AWARD means an award of Shares granted to a Participant under this Plan that is subject to restrictions in accordance with the terms and provisions of this Plan and the applicable Stock Incentive Agreement.

2.25

RESTRICTED STOCK UNIT means a contractual right granted to a Participant under this Plan to receive a Share (or cash equivalent) that is subject to restrictions of this Plan and the applicable Stock Incentive Agreement.

2.26	RETIREMENT means retirement from active employment with the Company and any subsidiary or parent corporation of the Company on or after age 65.
2.27	SHARE or COMMON STOCK means a share of the common stock of the Company.
2.28

STOCK APPRECIATION RIGHT means a right granted to a Participant pursuant to the terms and provisions of this Plan under which the individual, without payment to the Company (except for any applicable withholding or other taxes), receives Shares, or other consideration as the Committee may determine, in an amount equal to

(a)	the excess of the Fair Market Value per Share on the date on which the Stock Appreciation Right is exercised
(b)	over the exercise price per Share noted in the Stock Appreciation Right, for each Share subject to the Stock Appreciation Right.
2.29	STOCK INCENTIVE means an ISO, a NQSO, a Restricted Stock Award, a Restricted Stock Unit, a Stock Appreciation Right, a Performance Stock or Performance Unit or cash.
2.30	STOCK INCENTIVE AGREEMENT means a document issued by the Company or a Subsidiary to a Participant evidencing an award of a Stock Incentive.
2.31

SUBSIDIARY means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.32

TEN PERCENT SHAREHOLDER means a person who owns (after taking into account the attribution rules of Code Section 424(d)) more than ten percent of the total combined voting power of all classes of shares of stock of either the Company or a Subsidiary.

SECTION 3

SHARES SUBJECT TO STOCK INCENTIVES

3.1

The aggregate number of Shares that may be issued under the Plan is 300,000 Shares, subject to adjustment as provided in Section 10. Effective immediately upon the approval of this Plan by the shareholders of the Company, the Company’s 1988 Stock Plan, the 1997 Stock Option Plan and the 2000 Stock Option Plan (collectively, the “Prior Plans”) are amended by this Plan to eliminate the authority and discretion of the Board, the Corporation Committee of the Board and any executive officer of the Company to grant any new awards or options (or to amend any previously granted award or option to increase the number of shares thereunder) under the Prior Plans, including with respect to any shares that would become available for issuance as a result of the cancellation or forfeiture of shares under any previously granted awards or options. Within the aggregate limit specified above and subject to adjustment as provided in Section 10:

(a)	No more than 300,000 Shares may be used for Incentive Stock Options; and
(b)	No more than 100,000 Shares may be used for Stock Incentives for non-employee Directors.

All Shares will be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares that have been reacquired by the Company.

3.2

For purposes of determining the limits described in this Plan, in particular this Section 3, Shares covered by a Stock Incentive will not be counted as used unless and until actually delivered to a Participant. In addition, the following principles will apply in determining the number of Shares under any applicable limit:

(a)	Shares tendered in payment of the Exercise Price of an Option will not be added back to the limit;
(b)	Shares withheld by the Company to satisfy the tax withholding obligation will not be added back to the limit;
(c)	Shares that are repurchased by the Company with the proceeds of exercised Options will not be added back to the limit;
(d)	All Shares covered by a Stock Appreciation Right that is settled in Shares will reduce the applicable limits; and
(e)	Any Stock Incentive that is settled in cash will not reduce the applicable limits.
3.3

Subject to adjustment pursuant to Section 10, no Participant may be granted any Stock Incentive covering an aggregate number of Shares in excess of 100,000 in any calendar year. Notwithstanding the foregoing, in connection with his or her initial service, a Participant may be granted Stock Incentives covering not more than 50,000 Shares that will not count against the limit set forth in the preceding sentence. The foregoing limits will be determined by applying the principles of Section 3.2.

SECTION 4

EFFECTIVE DATE

The effective date of this Plan is March 8, 2007, which is the date on which the shareholders of the Company originally approved the Plan.

SECTION 5

ADMINISTRATION

5.1        GENERAL ADMINISTRATION. The Committee will administer this Plan. The Committee, acting in its absolute discretion, will exercise the powers and take the action expressly called for under this Plan. The Committee will have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Committee’s actions are binding on the Company, on each affected Participant, and on each other person directly or indirectly affected by actions.

5.2        AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Articles of Incorporation or By-laws of the Company, and subject to the provisions herein, the Committee will have full power to select Participants in the Plan, to determine the sizes and types of Stock Incentives in a manner consistent with the Plan, to determine the terms and conditions of Stock Incentives in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan’s administration, and to amend the terms and conditions of any outstanding Stock Incentives as allowed under the Plan and Stock Incentives. Further, the Committee may make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee may seek the assistance of any persons as it may see fit in carrying out its routine administrative functions concerning the Plan.

5.3        DELEGATION OF AUTHORITY. The members of the Committee and any other persons to whom authority has been delegated by the Committee will be appointed from time to time by, and serve at the discretion of, the Board. The Committee may appoint one or more separate committees ( “Subcommittee”) composed of two or more Outside Directors of the Company (who may but need not be members of the Committee) and may delegate to any Subcommittee or to one or more executive officers of the Company the authority to grant Stock Incentives, or to administer the Plan or any aspect of it. Only the Committee may grant Stock Incentives that may meet the Performance-Based Exception, and only the Committee may grant Stock Incentives to Insiders that may be exempt from Section 16(b) of the Exchange Act. Notwithstanding any provision of this Plan to the contrary, the Board may assume the powers and responsibilities granted to the Committee or other delegatee at any time, in whole or in part.

5.4        DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee will be final, conclusive and binding on all persons, including the Company, its shareholders, members of the Board, Participants, and their estates and beneficiaries.

SECTION 6

ELIGIBILITY

Participants selected by the Committee will be eligible for the grant of Stock Incentives under this Plan, but no Participant will have the right to be granted a Stock Incentive under this Plan merely as a result of his or her status as an Eligible Recipient.

SECTION 7

TERMS OF STOCK INCENTIVES

7.1	TERMS AND CONDITIONS OF ALL STOCK INCENTIVES.
(a)

Grants of Stock Incentives. The Committee, in its absolute discretion, may grant Stock Incentives under this Plan from time to time and will have the right to grant new Stock Incentives in exchange for outstanding Stock Incentives. The Committee will not have the right to

(i)	lower the Exercise Price of an existing Option,
(ii)	take any action that would be treated as a “repricing” under generally accepted accounting principles, or
(iii)

cancel an existing Option at a time when its Exercise Price exceeds the fair market value of the underlying stock subject to the Option in exchange for another Option, a Restricted Stock Award, or other equity in the Company (except as provided in Sections 10 and 11).

Stock Incentives will be granted to Participants selected by the Committee, and the Committee will be under no obligation whatsoever to grant any Stock Incentives, or to grant Stock Incentives to all Participants, or to grant all Stock Incentives subject to the same terms and conditions.

(b)	Shares Subject to Stock Incentives. The number of Shares as to which a Stock Incentive will be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 3 as to the total number of Shares available for grants under the Plan, and to any other restrictions contained in this Plan.

(c)

Stock Incentive Agreements. Each Stock Incentive will be evidenced by an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the Stock Incentives granted. The Stock Incentive Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant. The Committee will have sole discretion to modify the terms and provisions of Stock Incentive Agreements in accordance with Section 12 of this Plan.

(d)	Date of Grant. The date a Stock Incentive is granted will be the date on which the Committee
(i)	has approved the terms and conditions of the Stock Incentive Agreement,
(ii)	has determined the recipient of the Stock Incentive and the number of Shares covered by the Stock Incentive and
(iii)	has taken all other action necessary to direct the grant of the Stock Incentive.
(e)

Vesting of Stock Incentives. Stock Incentives under the Plan may have restrictions on the vesting or delivery of and, in the case of Options, the right to exercise, that lapse based upon the service of a Participant, or based upon other criteria that the Committee may determine appropriate, such as the attainment of performance goals determined by the Committee, including but not limited to one or more of the performance criteria listed in Section 14. If the Award is intended to meet the Performance-Based Exception, the attainment of these performance goals must be certified in writing by the Committee prior to payment thereof. Until the end of the period(s) of time specified in the vesting schedule or the satisfaction of any performance criteria, the Shares subject to the Stock Incentive Award will remain subject to forfeiture.

(f)

Acceleration of Vesting of Stock Incentives. The Committee will have the power to permit, in its sole discretion, an acceleration of the expiration of the applicable restrictions or the applicable period of these restrictions with respect to any part or all of the Shares awarded to a Participant. The Committee may, however, grant Stock Incentive Awards precluding accelerated vesting in order to qualify the Stock Incentive Awards for the Performance-Based Exception.

(g)

Dividend Equivalents. The Committee may grant dividend equivalents to any Participant. The Committee may establish the terms and conditions to which the dividend equivalents are subject. Dividend equivalents may be granted only in connection with a Stock Incentive. Under a dividend equivalent, a Participant will be entitled to receive currently, or in the future, payments equivalent to the amount of dividends paid by the Company to holders of Common Stock with respect to the number of dividend equivalents held by the Participant. The dividend equivalent may provide for payment in Shares or in cash, or a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the dividend equivalent is payable. Any dividend equivalent on a Stock Incentive that is intended to exempt from Code Section 409A must be stated in a separate arrangement.

(h)

Transferability of Stock Incentives. Except as otherwise provided in a Participant’s Stock Incentive Agreement, no Stock Incentive granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except upon the death of the holder Participant by will or by the laws of descent and distribution. Except as otherwise provided in a Participant’s Stock Incentive Agreement, during the Participant’s lifetime, only the Participant may exercise any Option or Stock Appreciation Right unless the Participant is incapacitated in which case the Option or Stock Appreciation Right may be exercised by, and any other Stock Incentive may be payable to, the Participant’s legal guardian, legal representative, or other representative whom the Committee deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the identity of appropriate representative of the Participant to exercise the Option or receive any other benefit under a Stock Incentive if the Participant is incapacitated will be determined by the Committee.

(i)

Deferral Elections. The Committee may permit or require Participants to elect to defer the issuance of Shares or the settlement of awards in cash under this Plan pursuant to rules, procedures, or programs as it may establish from time to time. The Committee may not, however, in establishing the terms and provisions of any Stock Incentive, or in exercising its powers under this Article:

(i)

create any arrangement that would constitute an employee pension benefit plan as defined in ERISA Section 3(3) unless the arrangement provides benefits solely to one or more individuals who constitute members of a select group of management or highly compensated employees; or

(ii)

create any arrangement that would constitute a deferred compensation plan as defined in Code Section 409A unless the arrangement complies with Code Section 409A and regulations promulgated thereunder or unless the Committee, at the time of grant, specifically provides that the Stock Incentive is not intended to comply with Section 409A of the Code.

7.2	TERMS AND CONDITIONS OF OPTIONS.
(a)

Grants of Options. Each grant of an Option will be evidenced by a Stock Incentive Agreement that specifies whether the Option is an ISO or NQSO, and incorporate other terms as the Committee deems consistent with the terms of this Plan and, in the case of an ISO, necessary or desirable to permit the Option to qualify as an ISO. The Committee or the Company may modify the terms and provisions of an Option in accordance with Section 12 of this Plan even though the modification may change the Option from an ISO to a NQSO.

(b)

Termination of Employment. Except as provided in the Option Agreement or a separate agreement with the Participant that governs Options granted under this Plan, or as otherwise provided by the Committee:

(i)

if the Participant’s employment (or in the case of a non-employee, the Participant’s service) with the Company and a Subsidiary ends before the Options vest, the Participant will forfeit all unvested Options; and

(ii)

any Option held by the Participant may thereafter be exercised to the extent it was exercisable at the time of termination, but may not be exercised after 180 days after the termination, or the expiration of the stated term of the Options, whichever period is the shorter. In the event a Participant’s employment with the Company or any Subsidiary is terminated for Cause, all unexercised Options granted to the Participant will immediately terminate.

(c)

Death, Disability and Retirement. Except as provided in the Option Agreement or a separate agreement with the Participant that governs Options granted under this Plan, and except as otherwise provided by the Committee:

(i)	if a Qualifying Event occurs before the date or dates on which Options vest, the Participant will forfeit all unvested Options; and
(ii)

any Options held by the Participant may thereafter be exercised to the extent it was exercisable at the time of the Qualifying Event, but may not be exercised after 180 days after the Qualifying Event, or the expiration of the stated term of the Options, whichever period is the shorter.

(d)

Exercise Price. Subject to adjustment in accordance with Section 10 and the other provisions of this Section, the Exercise Price must be specified in the applicable Stock Incentive Agreement. With respect to each grant of an ISO to a Participant who is not a Ten Percent Shareholder, the Exercise Price may not be less than the Fair Market Value of a Share on the date the ISO is granted. With respect to each grant of an ISO to a Participant who is a Ten Percent Shareholder, the Exercise Price may not be less than one hundred ten percent of the Fair Market Value of a Share on the date the ISO is granted.

(e)

Option Term. Each Option granted under this Plan will be exercisable in whole or in part at the time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement may:

(i)	make an Option exercisable prior to the date the Option is granted or after it has been exercised in full; or
(ii)	make an Option exercisable after the date that is
A.	the seventh anniversary of the date the Option is granted, if the Option is a NQSO or an ISO granted to a non-Ten Percent Shareholder, or

B.

the date that is the fifth anniversary of the date the Option is granted, if the Option is an ISO granted to a Ten Percent Shareholder. Options issued under the Plan may become exercisable based on the service of a Participant, or based upon the attainment (as determined by the Committee) of performance goals, including but not limited to goals established pursuant to one or more of the performance criteria listed in Section 14. Any Option that is intended to qualify for the Performance Based Exception must have its performance goals determined by the Committee based upon one or more of the performance criteria listed in Section 14, and must have the attainment of these performance goals certified in writing by the Committee.

(f)

Payment. The Exercise Price of Shares acquired pursuant to an Option must be paid, to the extent permitted by applicable statutes and regulations by delivering to the Company or its designated agent, either:

(i)	in cash or by check at the time the Option is exercised or
(ii)	at the discretion of the Committee at the time of the grant of the Option (or subsequently in the case of an NQSO)
A.	by delivery (or by attestation) of other Shares,
B.

according to a deferred payment or other similar arrangement with the Participant, including use of a promissory note (except for executive officers and Directors of the Company to the extent these loans and similar arrangements are prohibited under Section 402 of the Sarbanes-Oxley Act of 2002),

C.

pursuant to a “same day sale” program exercised through a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board so long as the Company’s equity securities are registered under Section 12 of the Exchange Act, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, or

D.	by some combination of the foregoing.

Unless otherwise specifically provided in the Option, the Exercise Price of Shares acquired pursuant to an Option that is paid by delivery (including by attestation) of other Shares acquired, directly or indirectly from the Company, may be paid only by Shares that have been held for more than six months (or any longer or shorter period of time required to avoid the options being a liability award for financial accounting purposes). Notwithstanding the foregoing, with respect to any Participant who is an Insider, a tender of shares or, if permitted by applicable law, a cashless exercise must

(1)	have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or

(2)

be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Incentive Agreement provides otherwise, the foregoing exercise payment methods will be subsequent transactions approved by the original grant of an Option. Except as provided above, payment will be made at the time that the Option or any part thereof is exercised, and no Shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, will have none of the rights of a shareholder.

(g)

ISO Tax Treatment Requirements. With respect to any Option that purports to be an ISO, to the extent that the aggregate Fair Market Value (determined as of the date of grant of the Option) of stock with respect to which the Option is exercisable for the first time by any individual during any calendar year exceeds $100,000, to the extent of the excess, the Option will not be treated as an ISO in accordance with Code Section 422(d). The rule of the preceding sentence is applied as set forth in Treas. Reg. Section 1.422-4 and any additional guidance issued by the Treasury thereunder. Also, with respect to any Option that purports to be an ISO, the Option will not be treated as an ISO if the Participant disposes of shares acquired thereunder within two years from the date of the granting of the Option or within one year of the exercise of the Option, or if the Participant has not met the requirements of Code Section 422(a)(2).

7.3	TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.
(a)

Grants of Restricted Stock Awards. Shares awarded pursuant to Restricted Stock Awards will be subject to restrictions as determined by the Committee for periods determined by the Committee. The Committee may require a cash payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment.

(b)

Termination of Employment. Except as provided in the Restricted Stock Agreement or a separate agreement with the Participant covering the Restricted Stock granted under this Plan, if the Participant’s employment (or in the case of a non-employee, the Participant’s service) with the Company and a Subsidiary ends for any reason other than a Qualifying Event before any restrictions lapse, the Participant will forfeit all unvested Restricted Stock Awards, unless the Committee determines that the Participant’s unvested Restricted Stock Awards vest as of the date of the event.

(c)	Death, Disability and Retirement. Except as provided in the Restricted Stock Agreement or a separate agreement with the Participant covering Restricted Stock granted under this Plan:
(i)

if a Qualifying Event occurs before the date or dates on which restrictions lapse, the Participant will forfeit all unvested Restricted Stock Awards, unless the Committee determines that the Participant’s unvested Restricted Stock Awards vest as of the date of the event; and

(ii)

in the case of Restricted Stock Awards that are based on performance criteria then, as of the date on which the Qualifying Event occurs, the Participant will be entitled to receive a number of Shares that is determined by measuring the selected performance criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs. The Committee may grant Restricted Stock Awards precluding partial awards, however, when a Qualifying Event occurs in order to qualify the Restricted Stock Awards for the Performance-Based Exception.

(d)

Voting, Dividend & Other Rights. Unless the applicable Stock Incentive Agreement provides otherwise, holders of Restricted Stock Awards will be entitled to vote and to receive dividends during the periods of restriction of their Shares to the same extent as these holders would have been entitled if the Shares were unrestricted Shares.

7.4	TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS.
(a)

Grants of Restricted Stock Units. A Restricted Stock Unit will entitle the Participant to receive one Share at a future time and upon such terms as specified by the Committee in the Stock Incentive Agreement evidencing the award. The Committee may require a cash payment from the Participant in exchange for the grant of Restricted Stock Units or may grant Restricted Stock Units without the requirement of a cash payment.

(b)

Termination of Employment. Except as provided in the Restricted Stock Unit Agreement or a separate agreement with the Participant covering the Restricted Stock Unit granted under this Plan, If the Participant’s employment with the Company and a Subsidiary ends before the Restricted Stock Units vest, the Participant will forfeit all unvested Restricted Stock Units, unless the Committee determines that the Participant’s unvested Restricted Stock Units vest as of the date of the event.

(c)	Death, Disability and Retirement. Except as provided in the Restricted Stock Unit Agreement or a separate agreement with the Participant covering the Restricted Stock Unit granted under this Plan:
(i)

if a Qualifying Event occurs before the date or dates on which restrictions lapse, the Participant will forfeit all unvested Restricted Stock Units, unless the Committee determines that the Participant’s unvested Restricted Stock Units vest as of the date of the event; and

(ii)

in the case of Restricted Stock Units that are based on performance criteria, then as of the date on which the Qualifying Event occurs, the Participant will be entitled to receive a number of Shares that is determined by measuring the selected performance criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs. The Committee may, however, grant Restricted Stock Units precluding such partial awards when a Qualifying Event occurs in order to qualify the Restricted Stock Units for the Performance-Based Exception.

(d)

Voting, Dividend & Other Rights. Holders of Restricted Stock Units will not be entitled to vote or to receive dividends until they become owners of the Shares pursuant to their Restricted Stock Units, and, unless the applicable Stock Incentive Agreement provides otherwise, the holder of a Restricted Stock Unit will not be entitled to any dividend equivalents (as described in Section 7.1(f)).

7.5	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.
(a)

Grants of Stock Appreciation Rights. A Stock Appreciation Right will entitle the Participant to receive upon exercise or payment the excess of the Fair Market Value of a specified number of Shares at the time of exercise, over a specified price. The specified price for a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, will not be less than the Exercise Price for Shares that are the subject of the Option. In the case of any other Stock Appreciation Right, the specified price will not be less than one hundred percent (100%) of the Fair Market Value of the Shares at the time the Stock Appreciation Right was granted. If related to an Option, the exercise of a Stock Appreciation Right will result in a pro rata surrender of the related Option to the extent the Stock Appreciation Right has been exercised.

(b)

Payment. Upon exercise of a Stock Appreciation Right, the Company will pay to the Participant the appreciation with Shares (computed using the aggregate Fair Market Value of Shares on the date of payment or exercise) or in cash, or in any combination thereof as specified in the Stock Incentive Agreement or, if not specified, as the Committee determines. To the extent that a Stock Appreciation Right is exercised, the specified price will be treated as paid in Shares for purposes of Section 3.

(c)

Termination of Employment. Except as provided in the Stock Appreciation Rights Agreement or a separate agreement with the Participant that governs Stock Incentives granted under this Plan, or as otherwise provided by the Committee:

(i)

if the Participant’s employment (or in the case of a non-employee, the Participant’s service) with the Company and Subsidiary ends before the Options vest, the Participant will forfeit all unvested Stock Appreciation Rights; and

(ii)

any Stock Appreciation Rights held by the Participant may thereafter be exercised to the extent it was exercisable at the time of the termination, but may not be exercised after 180 days after the termination, or the expiration of the stated term of the Stock Appreciation Rights, whichever period is the shorter. In the event a Participant’s employment with the Company or any Subsidiary is terminated for Cause, all unexercised Stock Appreciation Rights granted to the Participant will immediately terminate.

(d)

Death, Disability and Retirement. Except as provided in the Stock Appreciation Rights Agreement or a separate agreement with the Participant that governs Stock Incentives granted under this Plan, and except as otherwise provided by the Committee:

(i)	if a Qualifying Event occurs before the date or dates on which Stock Appreciation Rights vest, the Participant will forfeit all unvested Stock Appreciation Rights; and
(ii)

any Stock Appreciation Rights held by the Participant may thereafter be exercised to the extent it was exercisable at the time of the Qualifying Event, but may not be exercised after 180 days after the Qualifying Event, or the expiration of the stated term of the Stock Appreciation Rights, whichever period is the shorter.

(e)

Special Provisions for Tandem Stock Appreciation Rights. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised. A Stock Appreciation Right granted in connection with an ISO

(i)	will expire no later than the expiration of the underlying ISO,
(ii)

may be for no more than the difference between the exercise price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Stock Appreciation Right is exercised,

(iii)	may be transferable only when, and under the same conditions as, the underlying ISO is transferable, and
(iv)	may be exercised only
A.	when the underlying ISO could be exercised and
B.	when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of the ISO.
7.6	TERMS AND CONDITIONS OF PERFORMANCE STOCK AND PERFORMANCE UNITS.
(a)

Awards of Performance Stock and Performance Units. Performance Stock and Performance Units will become payable to a Participant upon achievement of performance criteria as determined by the Committee. Each award will specify the number of Performance Stock or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors. No adjustment will be made in the case of a grant that is intended to qualify for the Performance-Based Exception, however, other than as provided in Section 14. Any grant of Performance Stock or Units may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the date of grant.

(b)

Payment. Each grant will specify the time and manner of payment of Performance Stock or Performance Units that have been earned. Any Performance Stock award will be payable in Shares. Any Performance Unit award may specify that the amount payable with respect thereto may be paid by the Company in cash, in Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among cash or Shares.

7.7	OTHER AWARDS.
(a)

Other awards may, subject to limitations under applicable law, be granted to any Participant denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of the Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof, or any other factors designated by the Committee. The Committee will determine the terms and conditions of these awards.

(b)

Cash awards, as an element of or supplement to any other Stock Incentives granted under this Plan, may also be granted to Participants on terms and conditions as determined by the Committee pursuant to Plan.

(c)

Shares may be granted to a Participant as a bonus, or in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to terms as the Committee may determine.

(d)	Participants designated by the Committee may be permitted to reduce compensation otherwise payable in cash in exchange for Shares or other Stock Incentives under the Plan.
7.8

INDEPENDENT DIRECTOR GRANTS. Notwithstanding any other provisions of this Plan, a grant of Restricted Stock will be made to each Director who at the regular annual shareholders meeting: (i) is elected (or re-elected) to the Board; and (ii) remains an eligible Director on the relevant grant date. Except as provided in (a) and (b) below, the number of shares subject to this Restricted Stock Award and other terms governing this Award will be determined by the Board in its sole discretion prior to the annual meeting of shareholders. The date of grant of a Restricted Stock Award is the date on which the Director is elected or re-elected to serve on the Board. Unless provided by the Board prior to or at the time of grant, the following terms will apply to the Director Grants:

(a)

Each Restricted Stock Award to an Independent Director will vest as to one third of the Shares on the date of each of the three regular annual shareholder meetings following the date of grant, if Director has continued to serve as a Director for the period up to each annual meeting; if the Director ceases to serve as a Director other than as provided in (b) below, the Director will forfeit any Restricted Stock for which the restrictions have not lapsed.

(b)

Retirement following Ten Years of Service. In the event an Independent Director who has continuously served as a Director for a period of ten years or more retires at the end of a term and does not continue to serve on the Board for any reason (other than pursuant to the Director’s removal for Cause), all restrictions on each Restricted Stock Award that has not previously lapsed will, upon the retirement, immediately lapse.

The Board, in its discretion, may, in addition to the Restricted Stock Award provided above, grant any additional Stock Incentive to all Independent Directors or to any individual Independent Director, if the grant is solely for substantial services performed or to be performed by the Directors or Director as determined in good faith by the Board.

SECTION 8

SECURITIES REGULATION

8.1

LEGALITY OF ISSUANCE. No Share may be issued under this Plan unless and until the Committee has determined that all required actions have been taken to register the Share under the Securities Act of 1933 or the Company has determined that an exemption therefrom is available, any applicable listing requirement of any stock exchange on which the Share is listed has been satisfied, and any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable, has been satisfied.

8.2

RESTRICTIONS ON TRANSFER; REPRESENTATIONS; LEGENDS. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of the Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, the restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law. If the offering and sale of Shares under the Plan is not registered under the Securities Act of 1933 and the Company determines that the registration requirements of the Securities Act of 1933 apply but an exemption is available that requires an investment representation or other representation, the Participant will be required, as a condition to acquiring Shares, to represent that the Shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Securities Act of 1933, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. All Stock Incentive Agreements must contain a provision stating that any restrictions under any applicable securities laws will apply.

8.3

REGISTRATION OF SHARES. The Company may, and intends to, but is not obligated to, register or qualify the offering or sale of Shares under the Securities Act of 1933 or any other applicable state, federal or foreign law.

SECTION 9

LIFE OF PLAN

No Stock Incentive may be granted under this Plan on or after the earlier of:

(a)	the seventh anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), or
(b)

the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the exercise of Stock Incentives granted under this Plan or lapse of all restrictions under a Restricted Stock Award or Restricted Stock Unit) been issued or are no longer available for use under this Plan.

This Plan will continue in effect until all outstanding Stock Incentives have been exercised in full or are no longer exercisable and all Restricted Stock Awards or Restricted Stock Units have vested or been forfeited.

SECTION 10

ADJUSTMENT

10.1	Notwithstanding anything in Section 12 to the contrary,
(a)	the number of Shares reserved under Section 3 of this Plan,
(b)	the limit on the number of Shares that may be granted subject to Stock Incentives during a calendar year to any individual under Section 3 of this Plan,
(c)	the number of Shares subject to certain Stock Incentives granted subject to Section 3 of the Plan, and
(d)

the Exercise Price of any Options and the specified price of any Stock Appreciation Rights, may be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, changes such as stock dividends or stock splits. Furthermore, the Committee has the right to adjust (in a manner that satisfies the requirements of Code Section 424(a))

(i)	the number of Shares reserved under Section 3,
(ii)	the number of Shares subject to certain Stock Incentives subject to Section 3 of the Plan, and
(iii)

the Exercise Price of any Options and the specified exercise price of any Stock Appreciation Rights in the event of any corporate transaction described in Code Section 424(a) that provides for the substitution or assumption of Stock Incentives. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, the fractional Share will be disregarded, and the number of Shares reserved under this Plan and the number subject to any Stock Incentives granted under this Plan will be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Committee will be conclusive and binding on all affected persons and, further, will not constitute an increase in the number of Shares reserved under Section 3 or an increase in any limitation imposed by the Plan.

SECTION 11

CHANGE OF CONTROL OF THE COMPANY

11.1

CHANGE IN CONTROL. “Change in Control” of the Company means a change in control that would be required to be reported in response to Item 6(e) on Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement, including, without limitation, if:

(a)

Any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(b)

During any period of two consecutive years (not including any period ending prior to the effective date of this Plan), the Incumbent Directors cease for any reason to constitute at least a majority of the Board. The term “Incumbent Directors” means those individuals who are members of the Board of Directors on the effective date of this Plan and any individual who subsequently becomes a member of the Board (other than a director designated by a person who has entered into agreement with the Company to effect a transaction contemplated by Section 11.1(c)) whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the then Incumbent Directors; or

(c)	In the event:
(i)

the Company consummates a merger, consolidation, share exchange, division or other reorganization of the Company with any corporation or entity, other than an entity owned at least 80% by the Company, unless immediately after the transaction, the shareholders of the Company immediately prior to the transaction beneficially own, directly or indirectly 51% or more of the combined voting power of resulting entity’s outstanding voting securities as well as 51% or more of the Total Market Value of the resulting entity, or in the case of a division, 51% or more of the combined voting power of the outstanding voting securities of each entity resulting from the division as well as 51% or more of the Total Market Value of each entity, in each case in substantially the same proportion as the shareholders owned shares of the Company prior to the transaction;

(ii)

the Company consummates an agreement for the sale or disposition (in one transaction or a series of transactions) of assets of the Company, the total consideration of which is greater than 51% of the Total Market Value of the Company; or

(iii)	the Company adopts a plan of complete liquidation or winding up of the Company.
(d)

“Total Market Value” means the aggregate market value of the Company’s or the resulting entity’s outstanding common stock (on a fully diluted basis) plus the aggregate market value of the Company’s or the resulting entity’s other outstanding equity securities as measured by the exchange rate of the transaction or by any other method as the Committee determines where there is not a readily ascertainable exchange rate.

11.2	VESTING UPON A CHANGE IN CONTROL. Except as otherwise provided in a Stock Incentive Agreement or as provided in the next sentence, if a Change of Control occurs,

and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Stock Incentives granted under this Plan, with respect to any Stock Incentive granted under this Plan that is not so assumed or substituted (a “Non-Assumed Stock Incentive”), the Stock Incentives will immediately vest and be exercisable and any restrictions thereon will lapse. Notwithstanding the foregoing, unless the Committee determines at or prior to the Change in Control, no Stock Incentive that is subject to any performance criteria for which the performance period has not expired, will accelerate at the time of a Change in Control.

11.3

DISPOSITION OF STOCK INCENTIVES. Except as otherwise provided in a Stock Incentive Agreement, the Committee, in its sole and absolute discretion, may, with respect to any or all of Non-Assumed Stock Incentives, take any or all of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the 30 day period immediately preceding the date of the Change of Control, but only if the action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

(a)	Unilaterally cancel the Non-Assumed Stock Incentive in exchange for:
(i)

whole or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) or whole or fractional shares of a successor (or for whole shares of a successor and cash in lieu of any fractional share) that, in the aggregate, are equal in value to the excess of the Fair Market Value of:

(I)	in the case of Options, the Shares that could be purchased subject to the Non-Assumed Stock Incentive less the aggregate Exercise Price for the Options with respect to the Shares;
(II)

in the case of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units and Other Awards, Shares subject to the Stock Incentive determined as of the Action Effective Date (taking into account vesting), less the value of any consideration payable on exercise.

(ii)	cash or other property equal in value to the excess of the Fair Market Value of
(I)	in the case of Options, the Shares that could be purchased subject to the Non-Assumed Stock Incentive less the aggregate Exercise Price for the Options with respect to the Shares or
(II)

in the case of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units and Other Awards, Shares subject to the Stock Incentive determined as of the Action Effective Date (taking into account vesting) less the value of any consideration payable on exercise.

(b)	In the case of Options, unilaterally cancel any Non-Assumed Option after providing the holder of the Option with

(1)	an opportunity to exercise the Non-Assumed Option to the extent vested within a specified period prior to the date of the Change of Control, and
(2)

notice of the opportunity to exercise prior to the commencement of the specified period. To the extent that the recipient of a Non-Assumed Stock Incentive is an Insider, however, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that the payment

(A)	has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or
(B)

is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor will be considered a subsequent transaction approved by the original grant of an Option.

11.4

GENERAL RULE FOR OTHER STOCK INCENTIVES. If a Change of Control occurs, then, except to the extent otherwise provided in the Stock Incentive Agreement pertaining to a particular Stock Incentive or as otherwise provided in this Plan, each Stock Incentive will be governed by applicable law and the documents effectuating the Change of Control.

SECTION 12

AMENDMENT OR TERMINATION

12.1

AMENDMENT OF PLAN. This Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate. No amendment may be made absent the approval of the shareholders of the Company, however, if the amendment:

(a)	increases the number of Shares reserved under Section 3, except as set forth in Section 10,
(b)	extends the maximum life of the Plan under Section 9 or the maximum exercise period under Section 7,
(c)	decreases the minimum Exercise Price under Section 7, or
(d)

changes the designation of Participant eligible for Stock Incentives under Section 6. Shareholder approval of other material amendments (such as an expansion of the types of awards available under the Plan, an extension of the term of the Plan, or a change to the method of determining the Exercise Price of Options issued under the Plan) may also be required pursuant to rules promulgated by an established stock exchange or a national market system.

12.2	TERMINATION OF PLAN. The Board also may suspend the granting of Stock Incentives under this Plan at any time and may terminate this Plan at any time.

12.3	AMENDMENT OF STOCK INCENTIVES. The Committee has the right to modify, amend or cancel any Stock Incentive after it has been granted if

(a) the modification, amendment or cancellation does not diminish the rights or benefits of the Participant under the Stock Incentive (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to a Stock Incentive will not be deemed as a diminishment of rights or benefits of the Stock Incentive),

(b) the Participant consents in writing to the modification, amendment or cancellation,

(c) there is a dissolution or liquidation of the Company,

(d) this Plan or the Stock Incentive Agreement expressly provides for the modification, amendment or cancellation, or

(e) the Company would otherwise have the right to make the modification, amendment or cancellation by applicable law.

Notwithstanding the forgoing, the Committee may reform any provision in a Stock Incentive extended to be exempt from Code Section 409A to maintain to maximum extent practicable the original intent of the applicable provision without violating the provisions of Code Section 409A provided, however, that if no reasonably practicable reformation would avoid the imposition of any penalty tax or interest under Code Section 409A, no payment or benefit will be provided under the Stock Incentive and the Stock Incentive will be deemed null, void and of no force and effect, and the Company will have no further obligation in connection with the Stock Incentive.

SECTION 13

MISCELLANEOUS

13.1

SHAREHOLDER RIGHTS. Except as provided in Section 7. 3 with respect to Restricted Stock Awards, or in a Stock Incentive Agreement, no Participant will have any rights as a shareholder of the Company as a result of the grant of a Stock Incentive pending the actual delivery of Shares subject to the Stock Incentive to the Participant.

13.2

NO GUARANTEE OF CONTINUED RELATIONSHIP. The grant of a Stock Incentive to a Participant under this Plan will not constitute a contract of employment or other relationship with the Company and will not confer on a Participant any rights upon his or her termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Stock Incentive Agreement that evidences his or her Stock Incentive.

13.3

WITHHOLDING. The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the grant or fulfillment of any Stock Incentive, an amount in Shares or cash sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan or any action taken by a Participant with respect to a Stock Incentive. Whenever Shares are to be issued to a Participant upon exercise of an Option or Stock Appreciation Right, or satisfaction of conditions under a Restricted Stock, Restricted Stock Unit, Performance Stock or Performance Units, the Company will have the right to require the Participant to remit to the Company, as a condition thereof, an amount in cash (or, unless the Stock Incentive Agreement provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of exercise. To the extent that a Participant is an Insider, however, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that the withholding of Shares

(a) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or

(b) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act.

Unless the Stock Incentive Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements will be a subsequent transaction approved by the original grant of a Stock Incentive. In no event will payment of withholding taxes be made by a retention of Shares by the Company unless the Company retains only Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld.

13.4

NOTIFICATION OF DISQUALIFYING DISPOSITIONS OF ISO OPTIONS. If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an Option that is an ISO on or before the later of (a) the date two years after the date of grant of the Option, or (b) the date one year after the exercise of such Option, then the Participant will immediately notify the Company in writing of such sale or disposition and cooperate with the Company in providing sufficient information to the Company for the Company to properly report such sale or disposition to the Internal Revenue Service. The Participant acknowledges and agrees that he or she may be subject to federal, state and local tax withholding by the Company on the compensation income recognized by Participant from any such early disposition, and agrees that he or she will include the compensation from such early disposition in his or her gross income for federal tax purposes. Participant also acknowledges that the Company may condition the exercise of any Option that is an ISO on the Participant’s express written agreement with these provisions of this Plan.

13.5

TRANSFERS & RESTRUCTURINGS. The transfer of a Participant’s employment between or among the Company or a Subsidiary (including the merger of a Subsidiary into the Company) will not be treated as a termination of his or her employment under this Plan. Likewise, the continuation of employment by a Participant with a corporation that is a Subsidiary will be deemed to be a termination of employment when the corporation ceases to be a Subsidiary.

13.6

LEAVES OF ABSENCE. Unless the Committee provides otherwise, vesting of Stock Incentives granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an employee of the Company in the case of any leave of absence approved by the Company. For purposes of ISOs, no leave may exceed 90 days unless reemployment upon expiration of the leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the

Company is not so guaranteed, then three months following the 91st day of the leave any ISO held by the Participant will cease to be treated as an ISO and if exercised thereafter will be treated for tax purposes as a NQSO.

13.7

GOVERNING LAW/CONSENT TO JURISDICTION. This Plan will be construed under the laws of the State of Minnesota without regard to principles of conflicts of law. Each Participant consents to the exclusive jurisdiction in the United States District Court for the District of Minnesota for the determination of all disputes arising from this Plan and waives any rights to remove or transfer the case to another court.

13.8

ESCROW OF SHARES. To facilitate the Company’s rights and obligations under this Plan, the Company reserves the right to appoint an escrow agent, who will hold the Shares owned by a Participant pursuant to this Plan.

13.9

IMPACT OF RESTATEMENT OF FINANCIAL STATEMENTS UPON STOCK INCENTIVES. If any of the Company’s financial statements are required to be restated resulting from errors, omissions or fraud, the Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any Stock Incentive with respect to any fiscal year of the Company the financial results of which are negatively affected by the restatement. The amount to be recovered from the Participant will be the amount by which the Stock Incentive exceeded the amount that would have been payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire award) that the Committee may determine. In no event will the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law. The Committee will determine whether the Company may effect any recovery

(a)	by seeking repayment from the Participant,
(b)

by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or any of its affiliates,

(c)

by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or

(d)	by any combination of the foregoing.
13.10

FORFEITURE AND RECOUPMENT. Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Stock Incentive Agreement that the Participant’s rights, payments, and benefits with respect to a Stock Incentive under this Plan may be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions. These events may include, but will not be limited to, failure to accept the terms of the Stock Incentive Agreement, termination of employment or services under certain or all circumstances, violation of material Company policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreement that may apply to the Participant, or other conduct by the Participant that the Committee determines is detrimental to the business or reputation of the Company and its Subsidiaries.

SECTION 14

PERFORMANCE CRITERIA

14.1

PERFORMANCE GOAL BUSINESS CRITERIA. Unless and until the Board proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Section, the attainment of which may determine the degree of payout or vesting with respect to Stock Incentives to Key Employees and Key Persons pursuant to this Plan that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used by the Committee for purposes of grants must be chosen from among the following:

(a)	earnings per share;
(b)	net income (before or after taxes);
(c)	return measures (including, but not limited to, return on assets, equity or sales);
(d)	cash flow return on investments which equals net cash flows divided by owners equity;
(e)	earnings before or after taxes, depreciation and amortization;
(f)	gross revenues;
(g)	operating income (before or after taxes);
(h)	total shareholder return;
(i)	corporate performance indicators (indices based on the level of certain services provided to customers);
(j)	cash generation, profit or revenue targets;
(k)	growth measures, such as revenue growth;
(l)	ratios, such as expenses or market share;
(m)

share price (including, but not limited to, growth measures and total shareholder return). In setting performance goals using these performance measures, the Committee may establish absolute goals or goals relative to a peer group performance or other benchmark, and may exclude the effect of changes in accounting standards and non-recurring unusual events specified by the Committee, such as write-offs, capital gains and losses and acquisitions and dispositions of businesses; or

(n)	Any combination of any of these factors.

14.2

DISCRETION IN FORMULATION OF PERFORMANCE GOALS. The Committee will have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals. Stock Incentives that are intended to qualify for the Performance-Based Exception may not be adjusted upward, however, (although the Committee will retain the discretion to adjust the Stock Incentives downward).

14.3

PERFORMANCE PERIODS. The Committee will have the discretion to determine the period during which any performance goal must be attained with respect to a Stock Incentive. The period may be of any length, and must be established prior to the start of the period or within the first 90 days of the such period (provided that the performance criteria are not in any event set after 25% or more of the period has elapsed).

14.4

MODIFICATIONS TO PERFORMANCE GOAL CRITERIA. In the event that the applicable tax or securities laws and regulatory rules and regulations change to permit Committee discretion to alter the governing performance measures noted above without obtaining shareholder approval of the changes, the Committee will have sole discretion to make changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Stock Incentives that do not qualify for the Performance-Based Exception, the Committee may make the grants without satisfying the requirements under Code Section 162(m) to qualify for the Performance-Based Exception.

SECTION 15

NON-US PROVISIONS

15.1

The Committee will have the authority to require that any Stock Incentive Agreement relating to a Stock Incentive in a jurisdiction outside of the United States contain terms as are required by local law in order to constitute a valid grant under the laws of the jurisdiction. This authority will continue even if the requirements of the local jurisdiction may be different from or more restrictive than the terms set forth in this Plan. No purchase or delivery of Shares pursuant to a Stock Incentive may occur until applicable restrictions imposed pursuant to this Plan or the applicable Stock Incentive have terminated.

PPT VISION, INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, March 8, 2007

3:00 p.m. Local time

Eden Prairie, Minnesota

PPT VISION, INC.	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on March 8, 2007.

The undersigned hereby constitutes and appoints Joseph C. Christenson with power of substitution, as attorney and proxy to appear in the name of the undersigned at the Annual Meeting of Shareholders of PPT Vision, Inc., to be held on March 8, 2007 at 3:00 p.m. local time, in Eden Prairie, Minnesota and at any adjournment(s) or postponement(s) thereof, and to vote, all shares of common stock of PPT Vision, Inc. held of record by the undersigned on January 19, 2007 and which the undersigned would be entitled to vote at such Annual Meeting, hereby revoking all former proxies:

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on March 7, 2007.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/pptv/ — QUICK *** EASY *** IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on March 7, 2007.
•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to PPT Vision, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, and 3.

1.	Election of directors:	01 Joseph C. Christenson 02 Robert W. Heller 03 P.R. Peterson	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve the PPT Vision, Inc. 2007 Stock Plan.	☐	For	☐	Against	☐	Abstain
3.	To approve an amendment to the Company’s Articles of Incorporation to increase the authorized common stock of the Company from 5,000,000 to 10,000,000 shares.	☐	For	☐	Against	☐	Abstain

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

The shares represented by this proxy will be voted in accordance with the specifications made and in favor of the directors nominated by management and for matters 2 and 3 if there is no specification.

Address Change? Mark Box Indicate changes below:	☐	I plan to attend the meeting	☐

Date

Signature(s) in Box
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.